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                                                                     EXHIBIT 4.3

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                      MARKETING SPECIALISTS CORPORATION,
                            a Delaware corporation,
                                  as Issuer,

                            Each Subsidiary of the
                             Issuer listed on the
                            signatory pages hereto,
                          as Guarantor Subsidiaries,

                                      and
                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                  as Trustee



                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of October 13, 1999

                                      to

                                   INDENTURE

                         Dated as of December 19, 1997


                  10 1/8% Senior Subordinated Notes due 2007



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                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of October 13, 1999, among PAUL INMAN ASSOCIATES, INC., a Michigan corporation (the "NEW GUARANTOR SUBSIDIARY"), a wholly-owned subsidiary of Marketing Specialists Corporation, a Delaware corporation (formerly known as Merkert American Corporation, a Delaware corporation) (the "COMPANY"), the existing Guarantor Subsidiaries (the "EXISTING GUARANTOR SUBSIDIARIES") under the indenture referred to below, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, successor-in-interest to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the "TRUSTEE").

                              W I T N E S S E T H:

         WHEREAS Richmont Marketing Specialists Inc., a Delaware corporation ("RMSI"), and the Existing Guarantor Subsidiaries (or their predecessors) and the Trustee, as trustee, are parties to that certain Indenture (the "INDENTURE"), dated as of December 19, 1997, as supplemented by the First Supplemental Indenture thereto, dated as of August 18, 1999, among the Company, as successor by merger to RMSI, the Existing Guarantor Subsidiaries, as trustee, and the Trustee, as trustee (as so supplemented the "INDENTURE") providing for the issuance of an aggregate principal amount of up to $150,000,000 of 10 1/8% Senior Subordinated Notes due 2007 (the "SECURITIES");

         WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiary, the Company, the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. DEFINITIONS. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.



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2. AGREEMENT TO GUARANTEE. The New Guarantor Subsidiary hereby agrees, jointly and severally with all other Guarantor Subsidiaries, to guarantee the Company's obligations under the Securities and the Indenture on the terms and subject to the considerations set forth in Article XI and Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and in effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.



                                           PAUL INMAN ASSOCIATES, INC.


                                           By:
                                              ----------------------------------
                                               Name:   Nick G. Bouras
                                               Title:  Vice President


                                           MARKETING SPECIALISTS CORPORATION


                                           By:
                                              ----------------------------------
                                              Name:
                                                       -------------------------
                                              Title:
                                                       -------------------------



                                           MARKETING SPECIALISTS SALES COMPANY


                                           By:
                                              ----------------------------------
                                              Name:
                                                       -------------------------
                                              Title:
                                                       -------------------------

                                           BROMAR, INC.
                                           (successor by merger to
                                           Brokerage Services, Inc.)


                                           By:
                                              ----------------------------------
                                              Name:    Nick G. Bouras
                                              Title:   Vice President



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                                             ATLAS MARKETING COMPANY, INC.
                                             (successor by merger to Meatmaster
                                             Brokerage, Inc., Century Food
                                             Brokers of Hickory, Inc., East
                                             Coast Food Brokerage, Inc.,
                                             Ultimate Food Sales, Inc. and
                                             Cumberland Food Brokers, Inc.)




                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             MARKETING SPECIALISTS CO., INC.
                                             (formerly known as Merkert American
                                             Co., Inc.)


                                             By:
                                                --------------------------------
                                                Name:  Gerald R. Leonard
                                                Title: President & Chief
                                                       Executive Officer


                                             BUCKEYE SALES & MARKETING, INC.


                                             By:
                                                 -------------------------------
                                                 Name:  Gerald R. Leonard
                                                 Title: President


                                             UNITED BROKERAGE COMPANY, INC.


                                             By:
                                                 -------------------------------
                                                 Name:  Gerald R. Leonard
                                                 Title: President


                                             CHASE BANK OF TEXAS, NATIONAL
                                             ASSOCIATION, as Trustee


                                             By:
                                                --------------------------------
                                                Name:  Mauri J. Cowen
                                                Title: Vice President and Trust
                                                       Officer


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